News Release	The Procter & Gamble Company One P&G Plaza Cincinnati, OH 45202

P&G TO DETAIL GROWTH & PRODUCTIVITY STRATEGY
AT 2012 ANALYST MEETING

Will Confirm Second Quarter and Fiscal Year Guidance;
Announce Strengthened Productivity Plans and Higher Share Repurchase Potential

CINCINNATI, Nov. 15, 2012 - The Procter & Gamble Company (NYSE:PG) hosts its 2012 Analyst Meeting today in Cincinnati, beginning at 9:30 a.m. Eastern Time.  Chairman of the Board, President and Chief Executive Officer Bob McDonald and members of the Company’s executive management team will provide a review of P&G’s recent results, fiscal year outlook and key growth and productivity improvement strategies.

Mr. McDonald will discuss P&G’s continued efforts to maintain momentum in developing markets, strengthen its core developed market business, build a strong innovation pipeline, and aggressively drive cost savings and productivity improvements.  Commenting on these priorities at P&G’s recent annual shareholders meeting, McDonald said “Our plan is decisive, simple and focused – grow our core and win with innovation fueled by productivity.  We’re confident that our growth and productivity strategies will enable P&G to generate superior levels of shareholder return in both the short- and long-term.”

Financial Guidance and Share Repurchase Outlook
P&G will confirm its net sales, organic sales, all-in earnings per share and core earnings per share guidance for both the October – December quarter and fiscal year 2013.  The company issued its most recent, detailed guidance update on October 25, 2012, which is summarized in the attached exhibit.
P&G will increase its expected share repurchase outlook to $4 billion to $6 billion from its previous forecast of $4 billion.  The Company will note that if cash results remain ahead of plan, as they were in its fiscal first quarter, there is an upside potential of $6 billion in share repurchase for the fiscal year.

Innovation Pipeline
P&G will discuss its portfolio of recent and near-term innovations, including Tide PODS, Downy Unstopables, ZzzQuil, Cascade Platinum, Crest Pro-Health for Life, Fusion and Mach3 Sensitive, Olay Fresh Effects, Pantene Expert Collection, Vidal Sassoon Pro Series, Illumina Color from Wella Professional and several new fine fragrance innovations on the Gucci, Hugo Boss and Dolce & Gabbana brands.  In addition, the Company will discuss its efforts to strengthen its pipeline of discontinuous innovations – innovations that obsolete current products and create new categories and new brands.

Productivity Plans
P&G will reiterate the cost savings objectives it announced earlier this year, including $6 billion from cost of goods sold, $1 billion from marketing efficiencies and $3 billion from core selling, general and administrative (SG&A) overhead costs.  As part of this plan, P&G is targeting a non-manufacturing enrollment reduction of approximately 5,700 positions by the end of fiscal year 2013.  In addition, P&G expects to deliver an annual five percent net productivity improvement in its manufacturing operations, as measured by the number of cases of products produced per person, per year.
At today’s meeting, P&G will announce a new objective to reduce non-manufacturing enrollment by an additional two percent to four percent per year through fiscal years 2014 to 2016 to strengthen the Company’s ability to achieve its savings objectives.  Jorge Uribe, P&G’s newly appointed Global Productivity and Organization Transformation Officer, will discuss the design-based approach the Company will take to achieve the strengthened core SG&A overhead plans.

P&G’s 2012 Analyst Meeting is available by live audio webcast at www.pg.com/investors, beginning at 9:30 a.m. ET.  The webcast will also be available for replay.

Forward-Looking Statements

Certain statements in this release or presentation, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believe,” “project,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue”, “will likely results,” and similar expressions.  Forward-looking statements are based on current expectation and assumptions that are subject to risks and uncertainties which may cause results to differ materially from the forward-looking statements.  We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise.
Risks and uncertainties to which our forward-looking statements are subject include: (1) the ability to achieve business plans, including growing existing sales and volume profitably and maintaining and improving margins and market share, despite high levels of competitive activity, an increasingly volatile economic environment, lower than expected market growth rates, especially with respect to the product categories and geographical markets (including developing markets) in which the Company has chosen to focus, and/or increasing competition from mid- and lower tier value products in both developed and developing markets; (2) the ability to successfully manage ongoing acquisition, divestiture and joint venture activities to achieve the cost and growth synergies in accordance with the stated goals of these transactions without impacting the delivery of base business objectives; (3) the ability to successfully manage ongoing organizational changes and achieve productivity improvements designed to support our growth strategies, while successfully identifying, developing and retaining key employees, especially in key growth markets where the availability of skilled employees is limited; (4) the ability to manage and maintain key customer relationships; (5) the ability to maintain key manufacturing and supply sources (including sole supplier and plant manufacturing sources); (6) the ability to successfully manage regulatory, tax and legal requirements and matters (including product liability, patent, intellectual property, price controls, import restrictions, environmental and tax policy), and to resolve pending matters within current estimates; (7) the ability to resolve the pending competition law inquiries in Europe within current estimates; (8) the ability to successfully implement, achieve and sustain cost improvement plans and efficiencies in manufacturing and overhead areas, including the Company's outsourcing projects; (9) the ability to successfully manage volatility in foreign exchange rates, as well as our debt and currency exposure (especially in certain countries with currency exchange controls, such as Venezuela, China and India); (10) the ability to maintain our current credit rating and to manage fluctuations in interest rate, increases in pension and healthcare expense, and any significant credit or liquidity issues; (11) the ability to manage continued global political and/or economic uncertainty and disruptions, especially in the Company's significant geographical markets, due to a wide variety of factors, including but not limited to, terrorist and other hostile activities, natural disasters and/or disruptions to credit markets, resulting from a global, regional or national credit crisis; (12) the ability to successfully manage competitive factors, including prices, promotional incentives and trade terms for products; (13) the ability to obtain patents and respond to technological advances attained by competitors and patents granted to competitors; (14) the ability to successfully manage increases in the prices of commodities, raw materials and energy, including the ability to offset these increases through pricing actions; (15) the ability to develop effective sales, advertising and marketing programs; (16) the ability to stay on the leading edge of innovation, maintain a positive reputation on our brands and ensure trademark protection; and (17) the ability to rely on and maintain key information technology systems and networks (including Company and third-party systems and networks), the security over such systems and networks, and the data contained therein. For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

About Procter & Gamble
P&G serves approximately 4.6 billion people around the world with its brands. The Company has one of the strongest portfolios of trusted, quality, leadership brands, including Pampers®, Tide®, Ariel®, Always®, Whisper®, Pantene®, Mach3®, Bounty®, Dawn®, Fairy®, Gain®, Charmin®, Downy®, Lenor®, Iams®, Crest®, Oral-B®, Duracell®, Olay®, Head & Shoulders®, Wella®, Gillette®, Braun®, Fusion®, Ace®, Febreze®, Ambi Pur®, SK-II®, and Vicks®. The P&G community includes operations in approximately 75 countries worldwide. Please visit http://www.pg.com for the latest news and in-depth information about P&G and its brands.

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P&G Media Contacts:
Paul Fox, 513.983.3465
Jennifer Chelune, 513.983.2570

P&G Investor Relations Contact:
John Chevalier, 513.983.9974

The Procter & Gamble Company

Exhibit: Non-GAAP Measures

In accordance with the SEC’s Regulation G, the following provides definitions of the non-GAAP measures used in the earnings release and the reconciliation to the most closely related GAAP measure.

Organic Sales Growth: Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of acquisitions, divestitures and foreign exchange from year-over-year comparisons.  We believe this provides investors with a more complete understanding of underlying sales trends by providing sales growth on a consistent basis.  Organic sales is also one of the measures used to evaluate senior management and is a factor in determining their at-risk compensation.

The reconciliation of reported sales growth to organic sales is as follows:

Total P&G	Net Sales Growth	Foreign Exchange Impact	Acquisition/ Divestiture Impact*	Organic Sales Growth
OND 2012 (Estimate)	-1% to 1%	2%	0%	1% to 3%
FY 2013 (Estimate)	0% to 1%	2% to 3%	0%	2% to 4%
*Acquisition/Divestiture Impact includes rounding impacts necessary to reconcile net sales to organic sales.

                      Core EPS:  This is a measure of the Company’s diluted net earnings per share from continuing operations excluding charges in both years for incremental restructuring charges due to increased focus on productivity and cost savings, charges in both years related to the European legal matters, current year estimated gain on buyout of Iberian joint venture, and prior year impairment charges for goodwill and indefinite lived intangible assets.  We do not view these items to be part of our sustainable results.  We believe the Core EPS measure provides an important perspective of underlying business trends and results and provides a more comparable measure of year-on-year earnings per share growth.  Core EPS is also one of the measures used to evaluate senior management and is a factor in determining their at-risk compensation.  The table below provides a reconciliation of diluted net earnings per share to Core EPS:

	OND 12 (est.)	OND 11
Diluted Net Earnings Per Share-Continuing Operations	$1.18 to $1.25	$0.56
Impairment charges	-	$0.50
Charges for European legal matters	-	$0.02
Gain on buyout of Iberian JV (est.)	($0.17)	-
Incremental restructuring	$0.06 to $0.05	$0.01
Core EPS	$1.07 to $1.13	$1.09
Core EPS Growth	-2% to 4%

	FY 2013 (est.)	FY 2012
Diluted Net Earnings Per Share	$3.78 to $4.02	$3.66
Gain from snacks divestiture	-	($0.48)
Snacks results of operations – Discontinued Operations	-	($0.06)
Diluted Net EPS–Continuing Operations	$3.78 to $4.02	$3.12
Impairment charges		$0.51
Incremental restructuring	$0.19 to $0.15	$0.20
Charges for European legal matters	$0.01	$0.03
Gain on buyout of Iberian JV (est.)	($0.17)	-
Rounding impacts	($0.01)	($0.01)
Core EPS	$3.80 to $4.00	$3.85
Core EPS Growth	-1% to 4%

Note – All reconciling items are presented net of tax.  Tax effects are calculated consistent with the nature of the underlying transaction.